SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                      -------------------------------------

       Date of report (Date of earliest event reported): January 16, 2004

                             USA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

   Pennsylvania                    000-50054               23-2679963
   ------------                    ---------               ----------
 (State or other            (Commission File Number)    (I.R.S. Employer
 jurisdiction of                                       Identification No.)
 incorporation or
  organization)
                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: 610-989-0340


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Item 5. Other Events.
        ------------

         The Strategic Alliance Agreement dated October 8, 2003 by and between USA Technologies, Inc. and Conopco, Inc. dba Unilever Home & Personal Care North America ("Unilever") is attached hereto as Exhibit 10.1. As set forth therein, Unilever has agreed to pay to USA a fee based upon the number of actual injections of Unilever Products in the USA e-Suds system during the term of the agreement. In addition, Unilever has agreed to make payments to USA to be used to market and promote the project. The actual amount of these payments is dependent upon the number of washing machine installations and average number of injections per washing machine during the term of the agreement as compared to the forecasted installations and injections, all in accordance with the formula set forth in the agreement. The summary description of the agreement described above does not purport to be complete and is qualified in its entirety by reference to Strategic Alliance Agreement filed as an Exhibit hereto.

Item 9.  Regulation FD Disclosure.
         ------------------------

         On January 16, 2004, USA Technologies, Inc. held its annual meeting of shareholders. The full text of the speech of George R. Jensen, Jr., Chief Executive Officer and Chairman, presented at the meeting is attached as Exhibit
99.1 to this Current Report on Form 8-K.

         Statements in Exhibit 99.1 that are not strictly historical are "forward looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of January 16, 2004, the date of the presentation. USA Technologies does not assume any obligation to update such information in the future. USA Technologies' actual results in the future may differ materially from those projected in the forward looking statements due to risks and uncertainties that exist in USA Technologies' operations and business environment including but not limited to: the ability to achieve positive cash flow, including the ability to keep expenses at current levels; the ability to maintain or increase revenues in the future; the ability to install our products or sell our products in the future, including the e-Suds machines, Sony kiosks, or the willingness of ZiLOG customers to use our network; the risk of commercialization of USA's Technologies' products, including completion of the e-Port software on the ZiLOG chip; and whether our patents are valuable and present licensing opportunities.


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                                   SIGNATURES

         Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        USA TECHNOLOGIES, INC.

                                        By: /s/ George R. Jensen, Jr.
                                            -------------------------
                                            George R. Jensen, Jr.
                                            Chief Executive Officer
Dated:  January 22, 2004



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                                  EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------

10.1 Strategic Alliance Agreement dated October 8, 2003 by and between USA Technologies, Inc. and Conopco, Inc. dba Unilever Home & Personal Care North America

99.1     Speech  of  George  R.   Jensen,   Jr.  at  January   16,  2004  Annual
         Shareholder's Meeting